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                                  Exhibit 10.59



December 10, 1999

Mr. James Gillespie
198, Country Club Drive #35
Incline Village, NV 89451


RE:  MODIFICATION OF CONSULTANCY AGREEMENT MADE ON JUNE 7,1999.


Dear James,

This letter is confirmation of our agreement concerning the further modification of your Consulting Agreement as amended on June 7, 1999 and forgiveness of all unpaid monies due under this Agreement. In consideration for this forgiveness, the company hereby grants you warrants to purchase 150,000 shares of Common Stock at a per share price of $3.4275 for a one (1) year period from the date of this letter.

We take this opportunity to express our sincere gratitude for your guidance and services to the Company.

Sincerely,                                           Accepted and Agreed To:


/s/ Douglas S. Zorn                                  /s/ James S. Gillespie
-------------------                                  ----------------------
Douglas S. Zorn                                      James Gillespie
President and CEO                                    December 23, 1999